                                                                    EXHIBIT 99.3

                 FIRST AMENDMENT TO SECOND AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT

     THIS FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT is made and entered into as of the 20th day of May, 1998 by and among U-C Holdings, L.L.C., a Delaware limited liability company ("Holdings"); Willis Stein & Partners, L.P., a Delaware limited partnership ("Willis Stein"); Jason Elkin ("Elkin"); Joseph D. Gersh ("Gersh"); and Peter Kauff ("Kauff").

                              W I T N E S S E T H:

     WHEREAS, the Managing Member desires to amend the Second Amended and Restated Limited Liability Company Agreement of U-C Holdings, L.L.C., dated as of May 15, 1997 (the "LLC Agreement") to provide for additional equity to Elkin and Gersh in accordance with the terms and provisions set forth herein;

     WHEREAS, the consent of the other Members of Holdings is not required in accordance with Section 13.4 of the LLC Agreement and only the consent of the Managing Member is required for such amendment; and

     WHEREAS, Kauff is being added as a Member of the Company, upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration for the covenants and promises set forth herein, $100.00 in hand paid by Elkin and Gersh to Holdings, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

    1.   DEFINITIONS.  All defined terms in the LLC Agreement shall have the
         -----------
same meaning herein unless the context requires otherwise.

    2.   NEW DEFINITIONS.  The following definitions shall be added to Article
         ---------------
 I of the LLC Agreement:

     "`Class R Management Units' means: (i) the Class R Management Units originally issued to Elkin and Gersh pursuant to this Agreement and designated as Class R Management Units on Schedule A, and (ii) any Class R Management Units issued with respect to such Class R Management Units by way of dividend or Unit split or in connection with a combination of Units, recapitalization, merger or other reorganization. A Class R Management Unit will continue to be a Class R Management Unit in the hands of any person to which such Unit is transferred."

      3.   DEFINITION OF UNITS.  Section 3.4 of the LLC Agreement is deleted in
           -------------------
its entirety and replaced with the following:

     "3.4  MEMBER UNITS.  Each Member's interest in the Company, including such
           ------------
Member's interest, if any, in the capital, income, gains, losses, deductions and expenses of the Company and the right to vote, if any, on certain Company matters as provided in this Agreement, shall be represented by "Units" (each,
                                                                -----
individually, a "Unit" and any number of Units, including fractions thereof,
                 ----
"Units").  Initially, the Units shall be comprised of "Investor Units,"
 -----                                                 --------------
"Preferred Units," "Class A Management Units," "Class R Management Units," and
 ---------------    ------------------------    ------------------------
"Class B Management Units."  The ownership by a Member of "Investor Units,"
 ------------------------                                  --------------
"Preferred Units," "Class A Management Units," "Class R Management Units," and
 ---------------    ------------------------    ------------------------
"Class B Management Units" shall entitle such Member to allocations of Profits
 ------------------------
and Losses and other items and distributions of cash and other property with respects to such Units as set forth in Article V hereof. Ownership of a Unit by
                                       ---------
a Member shall entitle such Member to one (1) vote on any matter voted on by all Members as provided in this Agreement and/or as required by applicable law. The Managing Member may cause the Company to issue to a Member certificates representing Units held by such Member."

      4.   DISTRIBUTIONS.  Section 5.2 of the LLC Agreement is amended by
           -------------
deleting paragraphs (c) through (g) and replacing them with the following:

     "(c)  Third, to the holders of the Class R Management Units pro rata
           -----
according to their ownership of the outstanding Class R Management Units until the aggregate distributions with respect to the Class R Management Units made pursuant to this Section 5.2(c) equals $750,000; and
                 --------------

     (d) Fourth, to the holders of the Management Units pro rata according to
         ------
their ownership of the outstanding Class A Management Units until the aggregate distributions with respect to the Class A Management Units made pursuant to this
Section 5.2(d) equals the Applicable Class A Percentage of all distributions
--------------
made pursuant to Section 5.2(a) and this Section 5.2(d); and
                 --------------          --------------

     (e) Fifth, until such time as the IRR Target has been achieved, the
         -----
Applicable Class A Percentage to the holders of the Class A Management Units pro rata according to their ownership of outstanding Class A Management Units and the remainder to the holders of Investor Units pro rata according to their ownership of outstanding Investor Units; and

     (f) Sixth, after such time as the IRR Target has been achieved (i) to the
         -----
holders of Class A Management Units pro rata according to their ownership of outstanding Class A Management Units until the aggregate distributions with respect to the Class A Management Units made pursuant to Sections 5.2(d), (e)
                                                         --------------------
and this Section 5.2(f) is equal to the Applicable Class A Percentage of the
         --------------
aggregate distributions made pursuant to Sections 5.2(a), (d), (e) and this
                                         -------------------------
Section 5.2(f) with respect to the Investor Units and Management Units and (ii)
--------------
to the holders of Class B Management Units pro rata according to their ownership of outstanding Class B Management Units until the aggregate distributions with respect to the Class B Management Units made pursuant to this Section 5.2(f) is
                                                              --------------
equal to the Applicable Class B Percentage of the aggregate distributions made pursuant to Section 5.2(a), (d), (e) and this Section 5.2(f) with respect to the
            ------------------------          --------------
Investor Units and Management Units; and

     (g) Seventh, the Applicable Class A Percentage to the holders of Class A
         -------
Management Units pro rata according to their ownership of outstanding Class A Management Units, the Applicable Class B Percentage to the holders of the Class B Management Units pro rata according to their ownership of outstanding Class B Management Units and the remainder to the holders of Investor Units pro rata according to their ownership of outstanding Investor Units.

     (h) Notwithstanding Sections 5.2(e), (f) and (g), if subsequent to the
                                  -------------------
making of any distribution pursuant to Sections 5.2(f) and (g), a Cash Outflow
                                       -----------------------
occurs (a "Post-Distribution Cash Outflow"), then in such case the amount that
           ------------------------------
would otherwise be distributed to Management Holders pursuant to Sections 5.2(e), (f) and (g) shall be reduced (and such amount shall be distributed to
-------------------
holders of Investor Units, pro rata according to their ownership of Investor Units) by an amount equal to the excess of (i) the aggregate amount of all distributions previously made to the Management Holders pursuant to Sections
                                                                    --------
5.2(f) and (g) over (ii) the aggregate amount of the distributions that would
--------------
have been made to the Management Holders pursuant to Sections 5.2(f) and (g) if all Post-Distribution Cash Outflows had been taken into account for purposes of determining whether the IRR Target was met on the date of such distributions."

      5. CAPITAL CONTRIBUTIONS.  Section 5.4 of the LLC Agreement is amended by
         ---------------------
deleting such paragraph in its entirety and replacing it with the following:

     "5.4  Initial Capital Contributions.  Notwithstanding anything to the
           -----------------------------
contrary contained in Section 5.2, the Members acknowledge that (i) Willis Stein made an initial Capital Contribution to the Company in the amount of $29,090.91, and that in the event this amount is returned to the Company pursuant to the Escrow Agreement, such amount or other amounts payable to the Company by UCTV shall be distributed solely to Willis Stein as a return of capital and (ii) the Management Holders paid a portion of their initial Capital Contributions by the delivery of promissory notes to the Company (the "Management Notes") and that
                                                  ----------------
all principal and accrued interest with respect to the Management Notes which is paid by such Management Holders shall be distributed solely to the holders of the Preferred Units. Each of the Management Holders acknowledges and agrees that until such time as all principal and accrued interest with respect to the Management Note of such Management Holder is paid in full, such Management Holder shall have no right to receive any distributions from the Company and all distributions which would have been paid by the Company to such Management Holder shall be retained by the Company as payment with respect to the Management Note of such Management Holder and distributed in accordance with the immediately preceding sentence until such Management Note and all accrued and unpaid interest thereon is paid in full. The first $1,000,000 of distributions to the holders of Preferred Units upon any payment with respect to Management Note shall be deemed a return of capital to the holders of Preferred Units. Notwithstanding anything to the contrary contained in Section 5.2, the Members acknowledge that (i) a portion of the Capital Contribution of Willis Stein in an amount not to exceed $14,770,000 shall be distributed solely in repayment of the LaSalle Note and (ii) a portion of the Capital Contributions of the other Members shall be distributed in the discretion of the Managing Member in repayment of the LaSalle Note and any fees and expenses of the Company in connection therewith, in each case until such time as the LaSalle Note and such fees and expenses have been paid in full."

   6.   GIVE BACK.
        ---------

     (a) Section 12.3(a) of the LLC Agreement is amended by inserting the word "Preferred" after the word "aggregate" and before the word "Yield" in such Section.

     (b) Section 12.3(b) of the LLC Agreement is amended by deleting all references to Section 5.2(g) and inserting in place thereof Section 5.2(h).

   7.   REPRESENTATIONS.  Elkin and Gersh each restate the representations and
        ---------------
warranties set forth in Section 3.6 of the LLC Agreement in their entirety as of the date hereof, so as to apply to the issuance of the Class R Management Units to them.

   8.   POOL.  The parties hereto do hereby agree that 200 of the Class A
        ----
Management Units repurchased from John Dobson have been sold to George Giatzis and the remaining Management Units formerly held by John Dobson, being 100 Class A Management Units and 100 Class B Management Units, shall be subject to and become part of the Pool, as defined in that certain Amended and Restated Equity Allocation Agreement dated November 30, 1997 among the Company, Elkin, Gersh, John Dobson and Willis Stein (the "Equity Allocation Agreement") and shall be distributed to employees of the Company or UCTV by Elkin in his sole discretion as set forth in the Equity Allocation Agreement. In addition, the 50 Class B Management Units repurchased from Brian Hogan and any other Class B Management Units repurchased by the Company in the future shall also become part of and shall be subject to the Pool pursuant to the Equity Allocation Agreement and shall be distributable by Elkin. The parties do hereby acknowledge that the increased Pool is comprised of 400 Class A Management Units and 250 Class B Management Units.

   9.   INVESTOR UNITS.  John Dobson has failed to pay the purchase price for
        --------------
his Investor Units pursuant to his Management Note and pursuant to the Payment and Release Agreement with John Dobson has agreed to forfeit his Investor Units and receive from the Company a release of his obligations pursuant to his Management Note. The Company has agreed to reissue these retained Investor Units to Kauff and Elkin. Accordingly, the Company has agreed to issue 166,667 Investor Units to Elkin in exchange for a promissory note in the original principal amount of $180,834, which promissory note is secured by a pledge of the Investor Units being purchased, and 166,666 Investor Units to Kauff in exchange for a promissory note in the original principal amount of $180,834, which promissory note is secured by a pledge of the Investor Units being purchased. The foregoing promissory notes from Elkin and Kauff payable to the Company shall be included in the definition of "Management Notes" set forth in the LLC Agreement. The parties hereto do hereby acknowledge that the fair market value of the Investor Units as of the date hereof is equivalent to the amount paid by Elkin and Kauff hereunder.

   10.  NEW MEMBER.  Kauff hereby represents, warrants, covenants and agrees
        ----------
that:
          (a) Kauff has acquired the Investor Units for investment for an indefinite period, not with a view to the sale or distribution of any part of all thereof by public or private sale or disposition.

          (b) Kauff has been advised that the Investor Units have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or registered or qualified under any other securities law, on the ground, among others, that no distribution or public offering of the Investor Units is to be effected and the Investor Units will be issued by the Company in connection with a transaction that does not involve any public offering within the meaning of
Section 4(2) of the Securities Act, or the rules and regulations of the Securities and Exchange Commission and under comparable exemption provisions of the securities laws, rules and regulations of other jurisdictions. Kauff understands that the Company is relying in part on Kauff's representations as set forth herein for purposes of claiming such exemptions and that the basis for such exemptions may not be present if, notwithstanding Kauff's representations, Kauff has in mind merely acquiring Investor Units for resale on the occurrence or non-occurrence of some predetermined event. Kauff has no such intention.

          (c) Kauff has such knowledge and experience in financial and business matters that Kauff is capable of evaluating the merits and risks of an investment in the Investor Units and has the capacity to protect Kauff's own interest in connection with Kauff's proposed acquisition of the Investor Units. Kauff is an "Accredited Investor" as defined in Regulation D promulgated under the Securities Act.

          (d) Kauff acknowledges that Kauff has been furnished with such financial and other information concerning the Company as Kauff considers necessary in connection with Kauff's acquisition of the Investor Units. Kauff has carefully reviewed such information and is thoroughly familiar with the proposed business, operations, properties and financial condition of the Company and has discussed with representatives of the Company any questions he may have with respect thereto. Kauff understands: (i) the risks involved in this offering, including the speculative nature of the investment; (ii) the financial hazards involved in this offering, including the risk of losing his entire investment; (iii) the lack of liquidity and restrictions on transfers of the Investor Units; and (iv) the tax consequences of this investment. Kauff has consulted with his own legal, accounting, tax, investment and other advisers with respect to the tax treatment of an investment by Kauff in the Investor Units and the merits and risks of an investment in the Investor Units.

          (e) This Agreement constitutes a valid and binding obligation of Kauff, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (f) Kauff understands that the Investor Units will be "restricted securities" as the term is defined in Rule 144 under the Securities Act, that the Investor Units must be held indefinitely unless they are subsequently registered under the Securities Act and qualified under any other applicable securities law or exemption from such registration and qualification are available. Kauff understands that the Company is under no obligation to register or qualify the Investor Units under the Securities Act, or any other securities law.

          (g) Kauff agrees to be bound by the terms, conditions, obligations, covenants and restrictions of the LLC Agreement, as amended, and by the execution of this Agreement, Kauff shall become and the Managing Member of the LLC does hereby admit Kauff as a "Member" and "Management Holder" of Holdings.

   11.  MODIFICATIONS.  Except as specifically amended herein, the LLC Agreement
        -------------
shall be unchanged and unmodified hereby.

   12.  MISCELLANEOUS.
        -------------

          (a) THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

          (b) This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall construed together and constitute the same instrument.

          IN WITNESS WHEREOF, the undersigned have executed this agreement as of the date and year first above written.

                                 WILLIS STEIN & PARTNERS, L.P.

                                 By:Willis Stein & Partners, L.L.C.
                                    Its General Partner

                                 By: /s/ Avy H. Stein
                                    --------------------------------------------
                                    Avy H. Stein
                                    Its Manager

                                 /s/ Jason Elkin
                                 -----------------------------------------------
                                 Jason Elkin

                                 /s/ Joseph D. Gersh
                                 -----------------------------------------------
                                 Joseph D. Gersh

                                 U-C HOLDINGS, L.L.C.

                                 By: Willis Stein & Partners, L.P.
                                 Its:Managing Member

                                     By:  Willis Stein & Partners, L.L.C.
                                     Its: General Partner

                                     By:  /s/ Avy H. Stein
                                          --------------------------------------
                                     Its: Manager

                                     /s/ Peter Kauff
                                     ------------------------------------------
                                     Peter Kauff

                                   SCHEDULE A
                                   ----------

                                                                                                                  Initial
                                                                                                                  Capital
                                                        Initial Capital                                         Account with
                                                          Account with                        Number of          Respect to
                                        Number of         Respect to         Percentage        Class R            Class R
Name and Address                        Investor           Investor          of Investor     Management          Management
  of Members                              Units             Units               Units           Units              Units
----------------                        ----------      ---------------      -----------     ----------         -------------
Willis Stein & Partners, L.P.           15,200,000      $15,200,000.00        93.3949%            0                        0
227 West Monroe Street
Suite 4300
Chicago, Illinois  60606
Attention:  Avy H. Stein
            Beth F. Johnston
------------------------------------------------------------------------------------------------------------------------------------
Hollis W. Rademacher                        75,000      $    75,000.00          .4608%            0                        0
55 West Monroe Street
Suite 2530
Chicago, Illinois  60603
------------------------------------------------------------------------------------------------------------------------------------
Jason Elkin                                500,001      $   514,167.40         3.0722            65                  $ 65.00
5784 Lake Forrest Drive
Suite 275
Atlanta, Georgia  30328
------------------------------------------------------------------------------------------------------------------------------------
Joseph D. Gersh                            333,333      $   333,333.30         2.0481%           35                  $ 35.00
5784 Lake Forrest Drive
Suite 275
Atlanta, Georgia  30328
------------------------------------------------------------------------------------------------------------------------------------
John DeSimone                                    0                   0         0.0000%            0                        0
24 Halliwell Drive
Stanford, CT  06902
------------------------------------------------------------------------------------------------------------------------------------
James Harder                                     0                   0         0.0000%            0                        0
1497 Sandburg Drive
Schaumburg, IL  60173
------------------------------------------------------------------------------------------------------------------------------------
Mark Goldstein                                   0                   0         0.0000%            0                        0
23 Yorkshire Drive
Wheatley Heights, NY 11798
------------------------------------------------------------------------------------------------------------------------------------
Marisusan Trout                                  0                   0         0.0000%            0                        0
3309 Poinsettia
Marietta Beach, CA 90266
------------------------------------------------------------------------------------------------------------------------------------
Thomas Gatti                                     0                   0         0.0000%            0                        0
20 Sutton Place South
New York, NY 10026
------------------------------------------------------------------------------------------------------------------------------------
George Giatzis                                   0                   0         0.0000%            0                        0
6 Giordano Drive
Courtlandt Manor
New York, NY 10566
------------------------------------------------------------------------------------------------------------------------------------
Peter Kauff                                166,666      $   180,834.00          1.024             0                        0
909 Third Avenue
9th Floor
New York, NY 10022
------------------------------------------------------------------------------------------------------------------------------------
Pool (Allocated by Jason                         0                   0              0             0                        0
 Elkin)
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                  16,275,000      $16,275,000.00       100.0000%          100                   $100.00
------------------------------------------------------------------------------------------------------------------------------------

                                                              Initial                                           Initial
                                                              Capital                                           Capital
                                                            Account with                                      Account with
                                        Number of            Respect to    Percentage of     Number of         Respect to
                                         Class A              Class A         Class A         Class B           Class B
                                        Management           Management     Management       Management        Management
                                          Units                Units          Units            Units(1)          Units
                                        ----------          ------------   -------------     ----------        -----------
Willis Stein & Partners, L.P.               0                 $    0.00      0.0000%             0               $  0.00
227 West Monroe Street
Suite 4300
Chicago, Illinois  60606
Attention:  Avy H. Stein
            Beth F. Johnston
------------------------------------------------------------------------------------------------------------------------------------
Hollis W. Rademacher                        0                         0           0%             0                  0.00
55 West Monroe Street
Suite 2530
Chicago, Illinois  60603
------------------------------------------------------------------------------------------------------------------------------------
Jason Elkin                                700                $  800.00     35.0000%             0                  0.00
5784 Lake Forrest Drive
Suite 275
Atlanta, Georgia  30328
------------------------------------------------------------------------------------------------------------------------------------
Joseph D. Gersh                            700                $  800.00     35.0000%             0                  0.00
5784 Lake Forrest Drive
Suite 275
Atlanta, Georgia  30328
------------------------------------------------------------------------------------------------------------------------------------
John DeSimone                                0                        0      0.0000%            50               $ 50.00
24 Halliwell Drive
Stanford, CT  06902
------------------------------------------------------------------------------------------------------------------------------------
James Harder                                 0                        0      0.0000%            50               $ 50.00
1497 Sandburg Drive
Schaumburg, IL  60173
------------------------------------------------------------------------------------------------------------------------------------
Mark Goldstein                               0                        0      0.0000%            50               $ 50.00
23 Yorkshire Drive
Wheatley Heights, NY 11798
------------------------------------------------------------------------------------------------------------------------------------
Marisusan Trout                              0                        0      0.0000%            50               $ 50.00
3309 Poinsettia
Marietta Beach, CA 90266
------------------------------------------------------------------------------------------------------------------------------------
Thomas Gatti                                 0                        0      0.0000%            50               $ 50.00
20 Sutton Place South
New York, NY 10026
------------------------------------------------------------------------------------------------------------------------------------
George Giatzis                             200                $  200.00     10.0000%             0                     0
6 Giordano Drive
Courtlandt Manor
New York, NY 10566
------------------------------------------------------------------------------------------------------------------------------------
Peter Kauff                                  0                        0      0.0000%             0                     0
909 Third Avenue
9th Floor
New York, NY 10022
------------------------------------------------------------------------------------------------------------------------------------
Pool (Allocated by Jason                   400                        0     20.0000%           250                     0
 Elkin)
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                   2,000                $2,000.00    100.0000%           500               $250.00
------------------------------------------------------------------------------------------------------------------------------------

                                                                                    Initial
                                                                                    Capital
                                           Percentage of        Number            Account with              Percentage
                                              Class B             of               Respect to                   of
                                            Management        Preferred            Preferred                 Preferred
                                              Units             Units               Clients                    Units
                                           -------------      ----------          ------------              -----------
Willis Stein & Partners, L.P.                0.0000%          1,000,000          1,000,000.00                   100%
227 West Monroe Street
Suite 4300
Chicago, Illinois  60606
Attention:  Avy H. Stein
            Beth F. Johnston
------------------------------------------------------------------------------------------------------------------------------------
Hollis W. Rademacher                         0.0000%                  0                     0                     0%
55 West Monroe Street
Suite 2530
Chicago, Illinois  60603
------------------------------------------------------------------------------------------------------------------------------------
Jason Elkin                                  0.0000%                  0                     0                     0%
5784 Lake Forrest Drive
Suite 275
Atlanta, Georgia  30328
------------------------------------------------------------------------------------------------------------------------------------
Joseph D. Gersh                              0.0000%                  0                     0                     0%
5784 Lake Forrest Drive
Suite 275
Atlanta, Georgia  30328
------------------------------------------------------------------------------------------------------------------------------------
John DeSimone                               10.0000%                  0                      0                    0%
24 Halliwell Drive
Stanford, CT  06902
------------------------------------------------------------------------------------------------------------------------------------
James Harder                                10.0000%                  0                      0                    0%
1497 Sandburg Drive
Schaumburg, IL  60173
------------------------------------------------------------------------------------------------------------------------------------
Mark Goldstein                              10.0000%                  0                      0                    0%
23 Yorkshire Drive
Wheatley Heights, NY 11798
------------------------------------------------------------------------------------------------------------------------------------
Marisusan Trout                             10.0000%                  0                      0                    0%
3309 Poinsettia
Marietta Beach, CA 90266
------------------------------------------------------------------------------------------------------------------------------------
Thomas Gatti                                10.0000%                  0                      0                    0%
20 Sutton Place South
New York, NY 10026
------------------------------------------------------------------------------------------------------------------------------------
George Giatzis                               0.0000%                  0                      0                    0%
6 Giordano Drive
Courtlandt Manor
New York, NY 10566
------------------------------------------------------------------------------------------------------------------------------------
Peter Kauff                                  0.0000%                  0                      0                    0%
909 Third Avenue
9th Floor
New York, NY 10022
------------------------------------------------------------------------------------------------------------------------------------
Pool (Allocated by Jason                    50.0000%                  0                      0                    0%
 Elkin)
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                     100.0000%          1,000,000          $1,000,000.00                  100%
------------------------------------------------------------------------------------------------------------------------------------

                                      -8-